SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 27, 2002

ACCEPTANCE INSURANCE COMPANIES INC.
(Exact name of registrant as specified in its charter)

                                      Delaware                        1-7461                            31-0742926
                              (State of Incorporation)   (Commission File Number)      (IRS Employer
                                                                                                                Identification Number)

535 West Broadway
Council Bluffs, Iowa 51503
(Address of Principal Executive Offices)
(Zip Code)

Registant's Telephone Number, Including Area Code:
(712) 328-3918

   __________

Not applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On January 31, 2002 Acceptance Insurance Companies Inc. reported certain financial information which included estimated results of its 2001 multiple peril crop insurance operations. The Company relies on loss information from the field to determine the level of losses that should be considered in its year-end estimates of annual profit or loss.

        Subsequent to the January 31, 2002 announcement of estimated results for 2001 the Company continued to receive 2001 year-end loss information related to its year-end estimates for multiple peril crop insurance claims. An updated statement of operations, reflecting the Company’s revised estimates of insurance premiums earned and insurance underwriting expenses as a result of the data received from the field, is included in the Company’s Form 10K. The updated information has not altered the previously announced net loss for the year ended December 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        ACCEPTANCE INSURANCE COMPANIES INC.

                                                                        By: /s/ Dwayne D. Hallman
                                                                        Chief Financial Officer and Treasurer

                                                                        March 27, 2002